SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2008
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed, on July 29, 2008, Emerson Radio Corp. (“Emerson”) notified The American Stock Exchange LLC (“AMEX”) that as a result of Norbert R. Wirsching’s resignation as a director of Emerson on July 28, 2008 and the resulting vacancy on the Audit Committee of the Board of Directors of Emerson (the “Audit Committee”), the Audit Committee consists of one independent director, and not two independent directors as required by Section 803(B)(2)(c) of the AMEX Company Guide (the “Company Guide”). As a result, Emerson has not been in compliance with Section 803(B)(2)(c) of the Company Guide since July 28, 2008.
     On August 4, 2008, Emerson received notice from the staff of AMEX (the “Staff”) that Emerson is not in compliance with the reporting requirements for continued listing on AMEX set forth in Section 803(B)(2)(c) of the Company Guide due to Emerson’s failure to have an audit committee comprised of at least two independent directors. In its notice, AMEX advised Emerson that Emerson has until October 13, 2008 to regain compliance with the AMEX requirements. AMEX further advised Emerson that in setting the deadline for compliance with the AMEX requirements, AMEX determined not to apply, at this time, the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide. Because Emerson currently is not in compliance with the AMEX continued listing standards, however, the notice constitutes a warning letter pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard.
     In its notice, AMEX also advised Emerson that if Emerson fails to regain compliance with Section 803(B)(2)(c) of the Company Guide on or before October 13, 2008 or any subsequent failure to comply with any other continued listing requirements will result in the Staff assessing Emerson’s continued listing eligibility including, as appropriate, the application of the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide and/or initiation of delisting proceedings. Emerson intends to promptly take all necessary actions to regain compliance with the AMEX continued listing standards by October 13, 2008.
     On August 8, 2008, Emerson issued a press release disclosing the receipt of the AMEX warning letter and notice of failure to satisfy a continued listing standard, a copy of which is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     Exhibit 99.1 — Press Release dated August 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ John Spielberger
	Name:	John Spielberger
	Title:	President-North American Operations

Dated: August 8, 2008